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As filed with the Securities and Exchange Commission on January 25, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GFI GROUP INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6200 (Primary Standard Industrial Classification code number)	80-0006224 (I.R.S. employer identification no.)
100 Wall Street New York, New York 10005 (212) 968-4100 (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Scott Pintoff, Esq.
General Counsel and Corporate Secretary
GFI Group Inc.
100 Wall Street
New York, New York 10005
(212) 968-4100
(Name, address, including zip code and telephone number, including area code, of agent for service)
Please address a copy of all communications to:
Arnold B. Peinado, III, Esq. John T. O'Connor, Esq. Albert A. Pisa, Esq. Milbank, Tweed, Hadley & McCloy LLP 1 Chase Manhattan Plaza New York, NY 10005 (212) 530-5000	Frederick W. Kanner, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, NY 10019 (212) 259-8000

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-116517

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be Registered(1)	Proposed maximum aggregate offering price per share(2)	Proposed maximum aggregate offering price	Amount of Registration fee(3)

Common Stock, $0.01 par value	831,852	$21.00	$17,468,892	$2,056.09

(1)
Includes shares that the Underwriters have the option to purchase to cover over-allotments, if any.
(2)
Based on the public offering price.
(3)
This is in addition to the registration fee of $15,708.66 also paid to register shares to be sold to the public pursuant to Registration Statement No. 333-116517.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-116517) filed by GFI Group Inc. (the "Company") with the Securities and Exchange Commission (the "Commission"), which was declared effective by the Commission on January 25, 2005 are incorporated in this registration statement by reference.

UNDERTAKING

        The registrant hereby undertakes and agrees to pay the registration fee for the securities registered hereunder as soon as practicable (but in any event no later than the close of the next business day following the filing of the Registration Statement). The registrant has given irrevocable wiring instructions to its bank to wire the registration fee to the Commission immediately and it will confirm receipt of such instructions by the bank during regular business hours. Registrant will have sufficient funds in its account to cover the amount of the filing fee.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York and state of New York, on the 25th day of January, 2005.

GFI GROUP INC.
By:	/s/ J. CHRISTOPHER GIANCARLO
	Name:	J. Christopher Giancarlo
	Title:	Executive Vice President — Corporate Development

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL GOOCH* Michael Gooch	Chairman of the Board and Chief Executive Officer (principal executive officer)	January 25, 2005
/s/ COLIN HEFFRON* Colin Heffron	President and Director	January 25, 2005
/s/ DONALD P. FEWER* Donald P. Fewer	Senior Managing Director — Head of North America and Director	January 25, 2005
/s/ STEPHEN MCMILLAN* Stephen McMillan	Senior Managing Director — Head of Europe and Director	January 25, 2005
/s/ JAMES A. PEERS* James A. Peers	Chief Financial Officer (principal financial and accounting officer)	January 25, 2005
/s/ GEOFFREY KALISH* Geoffrey Kalish	Director	January 25, 2005
/s/ CHRISTOPHER PIKE* Christopher Pike	Director	January 25, 2005
/s/ ROBERT TAYLOR* Robert Taylor	Director	January 25, 2005
/s/ JOHN W. WARD* John W. Ward	Director	January 25, 2005
*By:	/s/ J. CHRISTOPHER GIANCARLO J. Christopher Giancarlo	Attorney-in-fact	January 25, 2005

EXHIBIT INDEX

NUMBER	DESCRIPTION
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP with respect to the validity of the securities offered
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel (included in Exhibit 5.1)
24.1*	Power of Attorney

*
Incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (File No. 333-116517)

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EXPLANATORY NOTE
UNDERTAKING
SIGNATURES
EXHIBIT INDEX